Exhibit 13

Moscow CableCom Corp.

WARRANT AGREEMENT

May 18, 2006

i

TABLE OF CONTENTS

Page

SECTION 1.                   Warrant Certificates.

1

SECTION 2.                   Execution of Warrant Certificates.

1

SECTION 3.                   Registration.

1

SECTION 4.                   Registration of Transfers and Exchanges.

2

SECTION 5.                   Exercisability and Cancellation of Warrants; Exercise of Warrants; HSR Compliance.

3

SECTION 6.                   Payment of Taxes.

4

SECTION 7.                   Delivery of Warrant Shares.

4

SECTION 8.                   Mutilated or Missing Warrant Certificates.

4

SECTION 9.                   Reservation of Warrant Shares.

5

SECTION 10.                 Adjustment of Exercise Price and Number of Warrant Shares Issuable.

5

(a)

Adjustment for Change in Capital Stock.

5

(b)

Adjustment for Other Distributions.

6

(c)

Market Price

7

(d)

When De Minimis Adjustment May Be Deferred

7

(e)

Notice of Adjustment.

7

(f)

Reorganization of Company

7

(g)

Adjustment in Number of Shares

8

(h)

Form of Warrants.

8

SECTION 11.               No Dilution or Impairment.

8

SECTION 12.               Fractional Interests.

9

SECTION 13.               Notices to Warrantholder.

9

SECTION 14.               Notices to Company and Warrantholder.

11

SECTION 15.               Amendments and Waivers.

11

SECTION 16.               Representations and Warranties of the Warrantholder.

12

SECTION 17.               Successors.

12

SECTION 18.               Termination.

12

SECTION 19.               Governing Law; Jurisdiction; Venue.

12

SECTION 20.               Benefits of this Warrant Agreement.

13

SECTION 21.               Headings.

13

SECTION 22.               Interpretation.

14

SECTION 23.               Entire Agreement.

14

SECTION 24.               Severability.

14

SECTION 25.               Counterparts.

14

EXHIBIT A:  FORM OF WARRANT CERTIFICATE

16

1013433

WARRANT AGREEMENT

This WARRANT AGREEMENT (this "Warrant Agreement") dated as of May 18, 2006, by and between Moscow CableCom Corp., a Delaware corporation (“MOCC” or the “Company”), and the undersigned (the "Warrantholder").

WHEREAS, the parties hereto have entered into a Subscription Agreement dated May 5, 2006 (the "Subscription Agreement"), pursuant to which the Warrantholder has acquired Units of the Company consisting of (i) one share of Common Stock, par value $.01 per share, ("Common Stock”), and (ii) one-half warrant to purchase a share of Common Stock (the “Warrants”), collectively (the “Units”), at a price of and in the total amount set forth in and on the terms and conditions described in the Subscription Agreement, which is incorporated by reference herein;

WHEREAS, the Company has authorized the Warrants, and approved the issuance and grant to the Warrantholder Warrants, with each whole Warrant entitling the Warrantholder to purchase one share of Common Stock (the “Warrant Shares”) at an Exercise Price (as defined herein);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.                   Warrant Certificates.

The Company shall promptly cause to be executed and delivered to the Warrantholder certificate(s) evidencing the Warrants ("Warrant Certificate(s)") to be issued to the Warrantholder.  The Warrant Certificate(s) shall be issued in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Warrant Agreement or as may be required by applicable law, rule or regulation.  The Warrant Certificate(s) shall be dated the date hereof.

SECTION 2.                   Execution of Warrant Certificates.

The Warrant Certificate(s) shall be signed on behalf of the Company by its Chief Executive Officer, President or a Director of the Company. Each such signature upon the Warrant Certificate(s) may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Warrant Certificate(s).

In case any officer or director of the Company who shall have signed the Warrant Certificate(s) shall cease to be such officer before the Warrant Certificate(s) so signed shall have been disposed of by the Company, such Warrant Certificate(s) nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company.

SECTION 3.                   Registration.

The Company will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificate(s) issued pursuant to this Warrant Agreement. The Warrant Certificate(s) issued pursuant to this Warrant Agreement shall be numbered by the Company and initially shall be registered by the Company in the name of the Warrantholder. The Company may deem and treat the registered holder of the Warrant Certificate(s) as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes.

SECTION 4.                   Registration of Transfers and Exchanges.

                (a)                        Transfers.  Subject to the following provisions of this Section 4, the Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificate(s) evidencing such Warrants at the office of the Company referred to in Section 14, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto, duly executed by the Warrantholder or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 4, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Warrants evidenced by the Warrant Certificate(s) are to be transferred in whole, the Company shall execute and deliver new Warrant Certificate(s) in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrants evidenced by the Warrant Certificate(s) are to be transferred in part, the Company shall execute and deliver new Warrant Certificate(s) to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and new Warrant Certificate(s) to and in the name of the Warrantholder in an amount equal to the number of Warrants evidenced by the surrendered Warrant Certificate(s) that were not transferred.

               (b)                        Restrictions on Transfer.  The Warrants may not be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each a "transfer") unless the transfer complies with all applicable securities laws and the provisions of this Warrant Agreement.

                (c)                        Exchanges. The Warrant Certificate(s) may be exchanged, at the option of the Warrantholder, upon surrender of such Warrant Certificate(s) at the office of the Company referred to in Section 14, for one or more other Warrant Certificate(s) representing in the aggregate the same number of Warrants as was represented by the surrendered Warrant Certificate(s).

               (d)                        Legend on Warrant Certificates and Warrant Shares.  The Warrant Certificates and all certificates evidencing Warrant Shares to be issued upon exercise of any Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE

SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS.

If the Warrant Certificates and certificates evidencing Warrant Shares are issued with the aforementioned legend, upon the occurrence of any event permitting the removal of such legend, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder one or more new certificates evidencing Warrants or Warrant Shares not bearing such legend.

SECTION 5.                   Exercisability and Cancellation of Warrants; Exercise of Warrants; HSR  Compliance.

                (a)                        Exercise.  Subject to the terms and conditions set forth in this Section 5, the Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time on and from the date hereof until 5:00 p.m., New York City time, on the second anniversary of the date hereof (the "Expiration Date").  The minimum amount exercisable shall be two half-Warrants representing one Warrant Share and the aggregate number of Warrants exercisable shall be an even number representing whole Warrant Shares.  To exercise any Warrant, the Warrantholder shall deliver to the Company at its office referred to in Section 14 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached hereto of the Warrantholder's election to exercise Warrants, which notice shall specify the number of Warrants being exercised; (ii) the Warrant Certificate(s) evidencing the Warrants being exercised; and (iii) payment of the aggregate Exercise Price.  All rights of the Warrantholder with respect to any Warrant that has not been exercised on or prior to 5:00 p.m., New York City time, on the Expiration Date shall immediately cease and such Warrants shall be automatically cancelled without any further action on the part of the Company or the Warrantholder.

All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company.  The Company shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

               (b)                        Payment of Exercise Price.  The exercise price per Warrant shall be equal to 120% of the closing bid price of the Common Stock as quoted on the Nasdaq National Market on May 4, 2006, subject to adjustment pursuant to Section 10 (the "Exercise Price").   Payment of the aggregate Exercise Price with respect to Warrants being exercised hereunder shall be made by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrants then being exercised.

                (c)                        HSR Compliance.

If the Warrantholder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder

(the "HSR Act"), is required in connection with the exercise of any Warrants, the Company together with the Warrantholder shall (i) file as soon as practicable after the date of such determination notifications under the HSR Act, (ii) respond as promptly as practicable to all inquiries or requests received from the United States Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and (iii) respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.  The Company shall take such action as may be necessary to ensure that any necessary notifications or filings are made and that all inquiries and requests received from the relevant governmental authorities are responded to as promptly as practicable.

SECTION 6.                   Payment of Taxes.

The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on the exercise of a Warrant.

SECTION 7.                   Delivery of Warrant Shares.

The Company shall, as promptly as practicable, and in any event within three (3) business days, execute and deliver or cause to be executed and delivered, to or upon the written order of the Warrantholder, and in the name of the Warrantholder or such Warrantholder's designee, a stock certificate or stock certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s). Such certificates shall bear the restrictive legend set forth in Section 4(d) above and may, in addition, bear any other restrictive legend required under applicable law, rule or regulation. The stock certificate or certificates so delivered shall be registered in the name of the Warrantholder or such other name as shall be designated in said notice. A Warrant shall be deemed to have been exercised and such stock certificate or stock certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the certificates representing the Warrant Shares, deliver to the Warrantholder a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

SECTION 8.                   Mutilated or Missing Warrant Certificates.

In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent number of Warrants, but only upon surrender of the mutilated certificate or upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate, as applicable, together with an indemnity from the warrant-holder that is deemed satisfactory by the Company.

SECTION 9.                   Reservation of Warrant Shares.

The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants.

Before taking any action that would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action that may, in the opinion of its counsel (that may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares that may be issued  upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

SECTION 10.               Adjustment of Exercise Price and Number of Warrant Shares Issuable.

The Exercise Price and the number of the Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section.  "Capital Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to percentage or per share amount.

(a)                Adjustment for Change in Capital Stock.

If the Company:

(i)                  pays a dividend or makes a distribution on its Common Stock in shares of Capital Stock;

(ii)                subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)               combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)                issues by reclassification of its Common Stock any shares of Capital Stock;

then the Exercise Price and the number and kind of shares of Capital Stock of the Company issuable upon the exercise of each Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of the Company that he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment the Warrantholder, upon exercise of the Warrants, shall be entitled to receive shares of more than one class of Capital Stock of the Company, the Board of Directors of the Company (the "Board of Directors") shall determine the allocation of the adjusted Exercise Price between the classes of capital stock in good faith.  After such allocation, the exercise rights and the Exercise Price with respect to each such class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

Such adjustment shall be made successively whenever any event set forth above shall occur.

(b)                Adjustment for Other Distributions.

If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

            E'         =          E x  (M - F)

                                              M

where:

            E'         =          the adjusted Exercise Price.

            E          =          the Exercise Price immediately prior to the adjustment.

            M         =          the market price per share of Common Stock on the record date mentioned below.

            F          =          the fair market value on the record date for such distribution of the assets, securities, rights or warrants applicable to one share of Common Stock.  The Board of Directors shall determine the fair market value in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effectively immediately after the record date for such distribution.

(c)                 Market Price

In this Agreement, the market price per share of Common Stock on any date shall equal the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question.  The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock.  In the absence of one or more such quotations, the Board of Directors of the Company shall determine the market price on the basis of such quotations and evaluations as it in reasonable good faith considers appropriate; provided, however, that if the Warrantholder objects in writing to such determination within 20 business days after receiving notice of any adjustment based in part on such determination, the market price shall be determined by a nationally recognized investment banking firm jointly selected within 20 business days of such objection by the Company and Warrantholder or, if no such joint selection can be agreed upon, by an investment banking firm, selected by the American Arbitration Association (at the Company's expense if the investment banker's determination is less than the Company's determination, and at the expense of the objecting Warrantholder if the investment banker's determination is equal to or greater than the Company's determination).

(d)                When De Minimis Adjustment May Be Deferred

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 10 shall be made to the nearest one cent (or, for purposes of subsection (l) of this Section 10, 1/1000th of a cent) or to the nearest 1/100th of a share, as the case may be.

(e)                  Notice of Adjustment.

Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

(f)               Reorganization of Company

If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, or reclassifies or changes the Warrant Shares, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall execute a written supplemental undertaking so providing and further providing for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to the Warrantholder a notice describing the undertaking in accordance with Section 13 hereof.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental referred to in the preceding paragraph is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental undertaking.

(g)                  Adjustment in Number of Shares

Upon each adjustment of the Exercise Price pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Warrant Shares (calculated to the nearest hundredth) obtained from the following formula:

                        N' =  N x E

                                    E'

where:

            N'        =          the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

            N         =          the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

            E'         =          the adjusted Exercise Price.

            E          =          the Exercise Price immediately prior to the adjustment.

(h)              Form of Warrants.

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

SECTION 11.               No Dilution or Impairment.

                (a)                        If any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to adjust the Exercise Price would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

               (b)                        The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants from time to time outstanding and (2) will not take any action that results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10 shall not be prohibited by or require any adjustment under this Section 11.

SECTION 12.               Fractional Interests.

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If, notwithstanding the aggregation pursuant to the preceding sentence, any fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

SECTION 13.               Notices to Warrantholder.

Upon any adjustment of the Exercise Price pursuant to Section 10 or Section 11, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate that includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to the Warrantholder written notice of such adjustments (including a copy of such certificate). Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

In case:

(a)                the Company shall authorize the issuance to all holders of shares of Common Stock, rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(b)               the Company shall authorize the distribution to all holders of shares of Common Stock of its indebtedness or assets;

(c)                of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

(d)               of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e)                the Company proposes to take any action (other than actions of the character described in Section 10(a)) that would require an adjustment of the Exercise Price or that would require a supplemental undertaking pursuant to Section 10(f);

then the Company shall cause to be given to the Warrantholder at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 14.               Notices to Company and Warrantholder.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

To the Company:

Moscow CableCom Corp.

5 Waterside Crossing, 3rd Floor

Windsor, CT 06095

Attention: Chief Financial Officer

Facsimile: 860-298-0685

With a courtesy copy (which shall not constitute notice to the Company):

Porzio Bromberg & Newman, P.C.

156 West 56th Street

New York, NY 10019-3800

Attention: Christopher F. Schultz, Esq.

Facsimile: 212-957-3983

To the Warrantholder, at the address and facsimile number provided by the Warrantholder to the Company pursuant to Section 3 above.

SECTION 15.               Amendments and Waivers.

No amendment of any provision of this Warrant Agreement shall be valid unless the same (x) shall be in writing and signed by the parties and (y) shall be approved by the Audit Committee of the Board of Directors of the Company.  Either party to this Warrant Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Warrant Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 16.               Representations and Warranties of the Warrantholder.

The Warrantholder, by its acceptance of the Warrants to be issued herewith represents and warrants to the Company that (a) it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (b) it is acquiring the Warrants and the Warrant Shares to be issued upon exercise of such Warrants for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

SECTION 17.               Successors.

All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

SECTION 18.               Termination.

This Warrant Agreement shall terminate on the earlier of (i) the Expiration Date and (ii) the date on which all Warrants have been exercised or canceled in accordance with Section 5.

SECTION 19.               Governing Law; Jurisdiction; Venue.

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

EXCEPT WHERE EQUITABLE RELIEF IS SOUGHT, IN THE EVENT OF A DISPUTE BETWEEN THE PARTIES FOR WHICH THE PARTIES ARE UNABLE TO REACH A MUTUALLY AGREEABLE RESOLUTION WITHIN 60 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE OF THE DISPUTE BY ALL PARTIES TO THE DISPUTE, THE DISPUTE SHALL BE SUBMITTED TO ARBITRATION UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THERE SHALL BE ONE ARBITRATOR MUTUALLY AGREED TO BY THE PARTIES (TO THE EXTENT THE PARTIES ARE UNABLE TO SELECT ONE MUTUALLY AGREEABLE ARBITRATOR, EACH PARTY SHALL SELECT ONE “SELECTION” ARBITRATOR AND THE TWO “SELECTION” ARBITRATORS SHALL THEN SELECT THE ARBITRATOR; IN THE EVENT THAT ANY PARTY FAILS TO SELECT A “SELECTION” ARBITRATOR WITHIN 20 CALENDAR DAYS FOLLOWING RECEIPT OF NOTICE BY SUCH PARTY OF THE OTHER PARTY’S SELECTION OF A “SELECTION” ARBITRATOR, THE PARTY WHICH HAS SELECTED A “SELECTION”

ARBITRATOR SHALL SELECT THE ADDITIONAL “SELECTION” ARBITRATOR ON BEHALF OF THE PARTY THAT HAS FAILED TO DO SO); THE ARBITRATOR SHALL HAVE EXPERIENCE IN AND UNDERSTANDING OF THE SUBJECT MATTER OF THE CONTROVERSY.  THE HEARING SHALL BE HELD IN THE CITY OF NEW YORK, STATE OF NEW YORK AND SHALL BE NO MORE THAN FIVE (5) DAYS IN DURATION.  AFTER THE HEARING, THE PANEL SHALL DECIDE THE CONTROVERSY AND RENDER A WRITTEN DECISION SETTING FORTH THE ISSUES ADJUDICATED, THE RESOLUTION THEREOF AND THE REASONS FOR THE AWARD.  SUCH DECISION SHALL BE BINDING ON ALL PARTIES AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.  PAYMENT OF ARBITRATION, INCLUDING THE FEE OF THE ARBITRATOR, SHALL BE BORNE BY THE PARTY THAT DOES NOT PREVAIL IN THE ARBITRATION.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BOTH MOCC AND THE UNDERSIGNED IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (“SDNY”) FOR ALL DISPUTES INVOLVING EQUITABLE RELIEF.  EITHER MOCC OR THE UNDERSIGNED MAY PROCEED TO THE SDNY TO OBTAIN EQUITABLE RELIEF AT ANY TIME. THE UNDERSIGNED FURTHER WAIVES ANY OBJECTION TO VENUE IN SDNY AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SDNY ON THE BASIS OF A NON-CONVENIENT FORUM. THE UNDERSIGNED AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED THEREBY.

THIS CLAUSE WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT AND IF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS CLAUSE IS FOUND TO BE UNLAWFUL, INVALID OR UNENFORCEABLE, THE REMAINING PARTS OF THE CLAUSE WILL NOT BE AFFECTED THEREBY AND WILL REMAIN FULLY ENFORCEABLE.

SECTION 20.               Benefits of this Warrant Agreement.

Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

SECTION 21.               Headings.

The descriptive headings contained in this Warrant Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Warrant Agreement

SECTION 22.               Interpretation.

References in this Warrant Agreement to articles, sections, paragraphs, clauses and exhibits are to articles, sections, paragraphs, clauses and exhibits in or to this Warrant Agreement unless otherwise indicated.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation".  Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time.  Unless the context otherwise requires, references herein to any Person include its successors and assigns

SECTION 23.               Entire Agreement.

  This Warrant Agreement, together with the Warrant Certificates and Exhibits, constitute the entire agreement between the Company and the Warrantholder with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Warrantholder with respect to the subject matter hereof and thereof.

SECTION 24.               Severability.

If any provision of this Warrant Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other provisions of this Warrant Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 25.               Counterparts.

This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

MOSCOW CABLECOM CORP.

By:	/s/ Andrew O’Shea	By:	/s/ Andrew Intrater
Name:	Andrew O’Shea	Name:	Andrew Intrater
Title:	Chief Financial Officer	Title:	Authorized Signatory Renova Media Enterprises Ltd.

EXHIBIT A:  FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, THE WARRANT AGREEMENT BY AND BETWEEN MOSCOW CABLECOM CORP. AND THE UNDERSIGNED.  THE HOLDER OF THIS CERTIFICATE BY THE ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE TERMS OF THE WARRANT AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO MOSCOW CABLECOM CORP.

NO.

WARRANTS

--

FORM OF

Warrant Certificate

MOSCOW CABLECOM CORP.

This Warrant Certificate certifies that ___________________ (the "Warrantholder") is the registered holder of Warrants to purchase up to _________ shares (the "Warrant Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Moscow CableCom Corp. (the "Company"). Each Warrant entitles the holder, subject to the conditions relating to exercisability, cancellation and exercise set forth in Section 5 of the Warrant Agreement referred to below, to purchase from the Company at any time on or after the Exercise Date, and prior to 5:00 p.m., New York City time, on the Expiration Date one fully paid and nonassessable share of Common Stock at the Exercise Price. The number of shares of Common Stock for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the Warrant Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase shares of Common Stock and are issued pursuant to the Warrant Agreement, dated as of May 5, 2006 (the "Warrant Agreement"), by and between the Company and the Warrantholder for the benefit of the holders from time to time of the Warrants, and the

Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholder.

The Warrantholder may exercise the Warrants represented by this Warrant Certificate by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company specified in Section 14 of the Warrant Agreement.  If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Warrantholder or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

This Warrant Certificate, when surrendered at the offices of the Company specified in Section 14 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates evidencing in the aggregate a like number of Warrants.

The Warrantholder may transfer the Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Section 4 of the Warrant Agreement.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be governed by and construed in accordance with the laws of the State of New York.

WITNESS the signature of the duly authorized officer of the Company.

Dated:  [             ]

MOSCOW CABLECOM CORP.

By:  ------------------------------------

 Name:

 Title:

FORM OF

ELECTION TO PURCHASE

(To be executed and delivered to the Company upon exercise of a Warrant after the Exercise Date and prior to the Expiration Date)

The undersigned hereby irrevocably elects to exercise _____ of the ________ Warrants evidenced by the attached Warrant Certificate to purchase shares of Common Stock, and herewith tenders payment for such shares of Common Stock in an amount determined in accordance with the terms of the Warrant Agreement.

The undersigned requests that a certificate representing such share of Common Stock be registered in the name of ________________________, whose address is _________________
__________________________, and that such certificate be delivered to _________________
______________, whose address is _________________________________________. If said number of Warrants is less than the number of Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the number of Warrants evidenced by this Warrant Certificate that are not being exercised be registered in the name of ______________________________, whose address is ________________________________ and that such Warrant Certificate be delivered to ________________________, whose address is _____________________________________.

Dated                           ,

Name of holder of Warrant Certificate:

              ________________

             ________________

               (Please Print)

Address:

            ________________

            ________________

Federal Tax ID No.:

            ________________

Signature:

             ________________

Note:    The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.

Signature Guaranteed:

Dated:

            ________________

FORM OF

ASSIGNMENT

          For value received, ________________hereby sells, assigns and transfers unto  ________________ ,  ________________of the Warrants evidenced by the attached Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ as its due and lawful attorney, to register the transfer of said Warrants on the books of Moscow CableCom Corp., and to execute a new Warrant Certificate in the name of ________________ whose address is ________________ evidencing the number of Warrants so sold, assigned and transferred hereby. If the number of Warrants sold, assigned or transferred hereunder is less than the number of Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of Warrants equal to the number of Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.

_____________ hereby consents to be bound by the covenants and provisions of the Warrant Agreement, dated as of May 5, 2006, by and between Moscow CableCom Corp. and ______________.

 Dated ________________,

Name of holder of Warrant Certificate:

            ________________

________________

               (Please Print)

Address:

            ________________

            ________________

Federal Tax ID No.:

            ________________

Signature:

            ________________

Note:    The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and such signature must be guaranteed.

Signature Guaranteed:

Dated:

            ________________

22